UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2021

Fulcrum Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38978	47-4839948
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Landsdowne Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 651-8851

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.001 par value per share	FULC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2021, the Board of Directors (the “Board”) of Fulcrum Therapeutics, Inc. (the “Company”) appointed Judith A. Dunn, Ph.D. as the Company’s President, Research and Development, effective as of April 1, 2021 (the “Effective Date”).

Dr. Dunn, age 58, has served as an Entrepreneur-in-Residence at Atlas Venture, a venture capital firm, since June 2018, where she has supported the development of new companies targeting areas of unmet need in neuroscience. Prior to joining Atlas Venture, she served as Vice President, Clinical Development at F. Hoffman-La Roche AG, a healthcare company, from January 2013 to January 2018 and as the Head of Roche Innovation Center from 2013 to 2018. Dr. Dunn also served as the Executive Medical Director, CNS Clinical Development (Ph I-III) at Sepracor, Inc. (now Sunovion Pharmaceuticals Inc.) from 2005 to 2010 and in a number of roles at Pfizer Inc. from 1997 to 2005. She supported the establishment of the Empire Discovery Institute, a New York State initiative to support progression of early stage research to clinical application. She has served as a member of the board of directors of Seelos Therapeutics, Inc., a publicly traded biopharmaceutical company, since May 2020. Dr. Dunn received a Postdoctoral Fellowship in New Drug Development from Pfizer, a Training Fellowship in Neuropharmacology from the Center for Brain Research, a Doctor of Philosophy, Developmental Neurobiology from Wesleyan University and a Bachelor of Science, Neurobiology from the University of Rochester.

On March 19, 2021, Dr. Dunn entered into an employment agreement with the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Dr. Dunn will be paid an annual base salary of $450,000. Following the end of each calendar year, Dr. Dunn will be eligible to receive an annual discretionary performance bonus with a target of 40% of her then annual base salary based upon the Board’s assessment of her performance and the Company’s attainment of goals as set by the Board in its sole discretion. The Company will grant Dr. Dunn an option to purchase 215,000 shares of the Company’s common stock (the “Option”) under the Company’s 2019 Stock Incentive Plan, effective as the Effective Date. The Option will have an exercise price equal to the closing price of the Company’s common stock on the Effective Date. The Option vest as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and as to additional 6.25% of the shares in equal quarterly installments over the twelve successive quarters following the first anniversary of the Effective Date.

In the event of the termination of Dr. Dunn’s employment by us without cause, or by her for good reason, prior to or more than 12 months following a “change in control” (as change in control is defined in the Employment Agreement), Dr. Dunn would be entitled to her base salary that has accrued and to which she is entitled as of the termination date and other accrued benefits, collectively, the accrued obligations. In addition, she is entitled to (1) continued payment of her base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly situated, active employees who receive the same type of coverage, for a period of up to 12 months following her date of termination.

In the event of the termination of Dr. Dunn’s employment by us without cause, or by her for good reason, within 12 months following a change in control, Dr. Dunn is entitled to the accrued obligations. In addition, she is entitled to (1) continued payment of her then-current base salary (or, if higher, her base salary in effect immediately prior to the change in control), in accordance with our regular payroll procedures, for a period of 12 months, (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following her date of termination, (3) a lump sum payment equal to 100% of her target bonus for the year in which her employment is terminated or, if higher, her target bonus immediately prior to the change in control and (4) full vesting acceleration of her then-unvested equity awards that vest solely based on the passage of time, such that her time-based equity awards become fully exercisable and non-forfeitable as of the termination date.

In addition, pursuant to the Company’s standard form of indemnification agreement Dr. Dunn entered into in connection with her employment as President, Research and Development, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (File No. 333-232260) on June 21, 2019, the Company may be required, among other things, to indemnify Dr. Dunn certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of her service as an officer or director of the Company.

A copy of the Company’s press release announcing Dr. Dunn’s appointment as President, Research and Development is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2021.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated March 24, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FULCRUM THERAPEUTICS, INC.

Date: March 24, 2021	By:	/s/ Peter Thomson
Name: Peter Thomson Title: Vice President, Finance and Accounting